Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TubeMogul, Inc.:

We consent to the use of our report included herein dated March 31, 2015, and to the reference to our firm under the heading “Experts” in the prospectus and registration statement.

/s/ KPMG LLP

San Francisco, California

June 1, 2015